Exhibit 10.1

STOCK PURCHASE AGREEMENT AMONG MAGIC MEDIA NETWORKS, INC.,
 MOHAMMAD R. AHMADI, AND INTEGRATED MEDIA SYSTEMS, INC.

Recitals

A.        WHEREAS Magic Media Networks, Inc., a Delaware corporation (referred to herein as either "MAGIC," "Magic," or "Buyer"), desires to acquire all of the outstanding shares of capital stock of Integrated Media Systems, Inc., a California corporation, d/b/a Be Media ("Be Media"), (the "Acquisition") from Mohammad R. Ahmadi (" Seller").

B.         The boards of directors of MAGIC and Be Media, and the Seller have determined, subject to the terms and conditions set forth in this Agreement, that the purchase contemplated hereby, as a result of which Be Media will become a wholly owned subsidiary of MAGIC, is desirable and in the best interests of MAGIC, Be Media and their respective stockholders.  This Agreement is being entered into for the purpose of setting forth the terms and conditions of the proposed Acquisition.

Agreement

NOW, THEREFORE, on the stated premises and for and in consideration of the mutual covenants and agreements hereinafter set forth and the mutual benefits to the parties to be derived herefrom, it is hereby agreed as follows:

ARTICLE I

REPRESENTATIONS, COVENANTS AND WARRANTIES OF BE MEDIA AND SELLER

As an inducement to, and to obtain the reliance of, MAGIC, Be Media and the Seller hereby represent and warrant as follows:

Section 1.1

Organization.   Be Media is a corporation duly organized, validly existing, and in good standing under the laws of the State of California and has the power and is duly authorized, qualified, franchised and licensed under all applicable laws, regulations, ordinances and orders of public authorities to own all of its properties and assets and to carry on its business in all material respects as it is now being conducted, including qualification to do business as a foreign entity in the jurisdictions in which the character and location of the assets owned by it, or the nature of the business transacted by it, requires qualification. Attached as Schedule 1.1, is a complete and correct copy of the articles of incorporation of Be Media as in effect on the date hereof. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated by this Agreement in accordance with the terms hereof will not, violate any provision of Be Media's articles of incorporation.  Be Media and Seller have full power, authority and legal right and have taken all action required by law, Be Media's articles of incorporation or otherwise to authorize the execution and delivery of this Agreement.

Section 1.2

Capitalization.   The authorized, issued, and outstanding capital stock of Be Media consists of a total sum of one hundred thousand (100,000) shares of common stock, no par value.  Seller is the owner of all of the one hundred thousand (100,000) shares of Be Media's authorized capital stock, which constitutes all of Be Media's issued and outstanding shares.  As of the Closing Date hereof (as set forth in Section 3.5), all of the outstanding shares of Be Media will be owned by Seller. All issued and outstanding shares are legally issued, fully paid and nonassessable, and are not issued in violation of the preemptive or other rights of any person. Be Media has no other securities, warrants or options authorized or issued.

Section 1.3

Subsidiaries.   Except as otherwise set forth in the Be Media Schedules attached hereto, Be Media does not have any other subsidiaries and does not own, beneficially or of record, any shares of any other entity.

Section 1.4

Financial Statements.   Attached hereto as Schedule 1.2 are Be Media's audited financial statements for the fiscal years ending September 30, 2004 and 2005, as well as reviewed financial statements for  June 30, 2006 (including any predecessor companies), all of which include a balance sheet and related statements of operations, stockholder's equity, and cash flows and notes thereto.  Relevant thereto:

(a) All such financial statements have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved.  The Be Media balance sheets present fairly as of their dates the financial condition of Be Media; Be Media does not have, as of the dates of such balance sheets, except as noted and to the extent reflected or reserved against therein, any liabilities or obligations (absolute or contingent) which should be reflected in a balance sheet or the notes thereto and all material assets reflected therein are properly reported and present fairly the value of the assets of Be Media, in accordance with generally accepted accounting principles.  The statements of operations, stockholder's equity and changes in financial position reflect fairly the information required to be set forth therein by generally accepted accounting principles;

(b) Be Media has no material liabilities with respect to the payment of any federal, state, county, local or other taxes (including any deficiencies, interest or penalties), except for taxes accrued but not yet due and payable;

(c) Before the Closing, Be Media will file amended tax returns for 2004 as set forth in Schedule 1.4.  Be Media has filed all, state, federal and local income tax returns required to be filed by it from inception to the date hereof, if any; and

(d) The books and records, financial and others, of Be Media are in all material respects complete and correct and have been maintained in accordance with good business accounting practices.

(e) Be Media has agreed to have its financial statements for the fiscal year ended September 30, 2006 audited by a firm registered with the PCAOB and to include those financial statements in MAGIC’s Form 10-KSB which will be filed with the SEC by December 29, 2006.  MAGIC will change its fiscal year to September 30.

Section 1.5

Absence of Certain Changes or Events.   Except as set forth in this Agreement (including the Schedules), or as otherwise disclosed to MAGIC in writing, since June 30, 2006:

(a) There has not been: (i) any material adverse change in the business, operations, properties, assets or condition of Be Media; or (ii) any damage, destruction or loss to Be Media (whether or not covered by insurance) materially and adversely affecting the business, operations, properties, assets or condition of Be Media;

(b) Be Media has not: (i) amended its articles of incorporation; (ii) declared or made, or agreed to declare or make, any payment of dividends or distributions of any assets of any kind whatsoever to its shareholder or purchased or redeemed or agreed to purchase or redeem any of its shares; (iii) waived any rights of value which in the aggregate are extraordinary or material considering the business of Be Media; (iv) made any material change in its method of operation or accounting; or (v) entered into any other material transaction;

(c) Be Media has not:  (i) borrowed or agreed to borrow any funds or incurred or become subject to, any material obligation or liability (absolute or contingent) except liabilities incurred in the ordinary course of business; (ii) paid any material obligation or liability (absolute or contingent) other than current liabilities reflected in or shown on the June 30, 2006 Be Media balance sheet and current liabilities incurred since that date in the ordinary course of business; (iii) sold or transferred, or agreed to sell or transfer, any of its assets, properties or rights; (iv) made or permitted any amendment or termination of any contract, agreement or license to which it is a party; or (v) issued, delivered or agreed to issue or deliver any stock, bonds or other corporate securities, including debentures (whether authorized and unissued or held as treasury stock); and

(d) To the best knowledge of Be Media and Seller, Be Media has not become subject to any law or regulation which materially and adversely affects, or in the future may adversely affect, the business, operations, properties, assets or condition of Be Media.

Section 1.6

Title and Related Matters.   Excluding any real property, which Be Media does not own, Be Media has good and marketable title to and is the sole and exclusive owner of all of its properties, interests in properties and assets (collectively, the "Assets") which are reflected in the Be Media audited and unaudited balance sheets, or are being used by Be Media but not appearing on the Be Media balance sheets, such as intangibles and intellectual property, or acquired after that date (except properties and assets sold or otherwise disposed of since such date in the ordinary course of business), free and clear of all liens, pledges, charges or encumbrances except: (a) statutory liens or claims not yet delinquent; (b) such imperfections of title and easements as do not and will not, materially detract from or interfere with the present or proposed use of the properties subject thereto, or affected thereby, or otherwise materially impair present business operations on such properties; and (c) as described in the Be Media Schedules.  Except as set forth in the Be Media Schedules, no third party has any right to, and Be Media has not received any notice of infringement of or conflict with asserted rights of others with respect to any product, technology, data, trade secrets, know-how, proprietary techniques, trademarks, service marks, trade names or copyrights which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a materially adverse effect on the business, operations, financial conditions or income of Be Media or any material portion of its properties, assets or rights.

Section 1.7

Litigation and Proceedings.   To the best of Be Media's knowledge and belief, except as disclosed in the financial statements and for Jillian’s bankruptcy, as set forth in Schedule 1.7, there are no actions, suits, proceedings or investigations pending or threatened by or against Be Media or affecting Be Media or its properties, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind that if determined adversely would have a material adverse effect on the business, operations, financial condition or income of Be Media.  Be Media does not have any knowledge of any default on its part with respect to any judgment, order, writ, injunction, decree, award, rule or regulation of any court, arbitrator or governmental agency or instrumentality or of any circumstances which, after reasonable investigation, would result in the discovery of such a default.

Section 1.8

Contracts.   Except as included or described in Schedule 1.3 attached hereto:

(a) There are no material contracts, agreements or other commitments to which Be Media is a party or by which it or any of its assets, products, technology or properties are bound; and

(b) Except as included or described in the Be Media Schedules or reflected in the June 30, 2006 Be Media balance sheet in the Be Media Schedules; Be Media is not a party to any:  (i) employment agreement for any officer or employee which is not terminable on thirty (30) days or less notice; (ii) profit sharing, bonus, deferred compensation, stock option, severance pay, pension benefit or retirement plan, agreement or arrangement covered by Title IV of the Employee Retirement Income Security Act, as amended; (iii) agreement, contract or indenture relating to the borrowing of money; (iv) consulting or other similar contracts; (v) collective bargaining agreements; (vi) agreement with any present or former officer or director of Be Media; or (vii) contract, agreement or other commitment involving payments by it of more than $5,000 in the aggregate.

Section 1.9

Material Contract Defaults.   Except as set forth in the Be Media Schedules, to the best of Be Media's and Seller's knowledge and belief, Be Media is not in default in any material respect under the terms of any outstanding contract, agreement, lease or other commitment which is material to the business, operations, properties, assets or condition of Be Media.

Section 1.10

No Conflict with other Instruments.   To the best of Be Media and Seller's knowledge and belief, the execution of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of, or constitute an event of default under, any material indenture, mortgage, deed of trust or other material contract, agreement or instrument to which Be Media or Seller is a party or to which any of Be Media’s properties or operations are subject.

Section 1.11

Governmental Authorizations.   To the best of Be Media's and Seller's knowledge, Be Media has all licenses, franchises, permits or other governmental authorizations legally required to enable Be Media to conduct its business in all material respects as conducted on the date hereof and no authorization, approval, consent or order of, or registration, declaration or filing with, any court or other governmental body is required in connection with the execution and delivery by Be Media or Seller of this Agreement or the consummation by Be Media or Seller of the transactions contemplated hereby.

Section 1.12

Compliance with Laws and Regulations.   To the best of Be Media's and Seller's knowledge, except as disclosed in the Be Media’s Schedules, Be Media has complied with all applicable statutes and regulations (including, but not limited to, ERISA, environmental laws, the Foreign Corrupt Procedures Act, and the Patriot Act, etc.) of any federal, state or other governmental entity or agency thereof, except to the extent that noncompliance would not materially and adversely affect the business, operations, properties, assets or condition of Be Media or would not result in Be Media's incurring any material liability.

Section 1.13

Approval of Agreement.   The Shareholder of Be Media has authorized the execution and delivery of this Agreement by Be Media and has approved the transactions contemplated hereby.

Section 1.14

Material Transactions or Affiliations.   Except as disclosed herein and in the Be Media Schedules, there exists no material contract, agreement or arrangement between Be Media and any predecessor and any person who was at the time of such contract, agreement or arrangement an officer, director or person owning of record, or known by Be Media or Seller to own beneficially, ten percent (10%) or more of the issued and outstanding Be Media capital stock and which is to be performed in whole or in part after the date hereof.

Section 1.15

Principals of Be Media.  During the past five-year period, except as disclosed on Schedule 1.5, no officer or director of Be Media has been the subject of:

(a) a petition under the Federal bankruptcy laws or any other insolvency law nor has a receiver, fiscal agent or similar officer been appointed by a court for the business or property of such person, or any partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing;

(b) a conviction in a criminal proceeding or a named subject of a pending criminal proceeding (excluding traffic violations which do not relate to driving while intoxicated);

(c) any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from, or otherwise limiting, the following activities: (i) acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the United States Commodity Futures Trading Commission or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of  any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity; (ii) engaging in any type of business practice; or (iii) engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of Federal, state or other securities laws or commodities laws.

(d) any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal, state or local authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described in the preceding sub-paragraph, or to be associated with persons engaged in any such activity; or

(e) a finding by a court of competent jurisdiction in a civil action or by the Securities and Exchange Commission ("SEC") to have violated any securities law, regulation or decree and the judgment in such civil action or finding by the SEC has not been subsequently reversed, suspended or vacated.

Section 1.16

Labor and Employment Disputes.  To the best of its knowledge, there are no labor and/or employment disputes.

Section 1.17

Sophisticated Party.  They are sophisticated parties and have such knowledge and experience in business and financial matters that such parties are capable of evaluating the risks and merits of this Acquisition, the results of the consummation thereof, and of making an informed decision regarding the consummation of this Acquisition.

ARTICLE II

REPRESENTATIONS, COVENANTS AND WARRANTIES OF MAGIC AND DESTINATION TELEVISION, INC.

As an inducement to, and to obtain the reliance of, Be Media and the Seller, MAGIC and Destination Television, Inc. hereby respectively represent and warrant as follows:

Section 2.1

Organization.   MAGIC is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the corporate power and is duly authorized, qualified, franchised and licensed under all applicable laws, regulations, ordinances and orders of public authorities to own all of its properties and assets and to carry on its business in all material respects as it are now being conducted, including qualification to do business as a foreign corporation in the states in which the character and location of the assets owned by it, or the nature of the business transacted by it, requires qualification.  Included in the MAGIC Schedules (as hereinafter defined) are complete and correct copies of the certificate of incorporation and bylaws of MAGIC as in effect on the date hereof.  The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated by this Agreement in accordance with the terms hereof will not, violate any provision of MAGIC's certificate of incorporation or bylaws.  MAGIC has taken all action required by law, its certificate of incorporation, its bylaws, or otherwise to authorize the execution and delivery of this Agreement.  MAGIC has full power, authority and legal right and has taken all action required by law, its certificate of incorporation, bylaws or otherwise to consummate the transactions herein contemplated.

Destination Television, Inc. is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida and has the corporate power and is duly authorized, qualified, franchised and licensed under all applicable laws, regulations, ordinances and orders of public authorities to own all of its properties and assets and to carry on its business in all material respects as it are now being conducted, including qualification to do business as a foreign corporation in the states in which the character and location of the assets owned by it, or the nature of the business transacted by it, requires qualification.  Included in the Destination Television, Inc. Schedules (as hereinafter defined) are complete and correct copies of the certificate of incorporation and bylaws of Destination Television, Inc. as in effect on the date hereof.  The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated by this Agreement in accordance with the terms hereof will not, violate any provision of Destination Television, Inc.'s certificate of incorporation or bylaws.  Destination Television, Inc. has taken all action required by law, its certificate of incorporation, its bylaws, or otherwise to authorize the execution and delivery of this Agreement.  Destination Television, Inc. has full power, authority and legal right and has taken all action required by law, its certificate of incorporation, bylaws or otherwise to consummate the transactions herein contemplated.

Section 2.2

Financial Statements.   Included in the MAGIC Schedules attached hereto are the audited balance sheet of MAGIC (which includes Destination Television, Inc.) for the fiscal years ended October 31, 2005 and 2004, and the related statements of operations, stockholders' equity and cash flows for the years then ended, and the unaudited balance sheet and related statement of operations, stockholders' equity and cash flows for the six month period ended April 30, 2006.  Relevant thereto:

(a) All such financial statements have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved.  The MAGIC balance sheets  (which includes Destination Television, Inc.)present fairly as of their respective dates the financial condition of MAGIC (which includes Destination Television, Inc.). MAGIC  (which includes Destination Television, Inc.)did not have as of the date of any of such MAGIC balance sheets (which includes Destination Television, Inc.), any liabilities or obligations (absolute or contingent) which should be reflected in a balance sheet or the notes thereto prepared in accordance with generally accepted accounting principles, and all assets reflected therein are properly reported and present fairly the value of the assets of MAGIC (which includes Destination Television, Inc.), in accordance with generally accepted accounting principles. The statements of operations, stockholder's equity and changes in financial position reflect fairly the information required to be set forth therein by generally accepted accounting principles;

(b) The books and records, financial and others, of MAGIC  (which includes Destination Television, Inc.)are in all material respects complete and correct and have been maintained in accordance with generally accepted accounting principles.

Section 2.3

Information.   The information concerning MAGIC  (which includes Destination Television, Inc.)as set forth in this Agreement and in the MAGIC Schedules is complete and accurate in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading.

Section 2.4

Absence of Certain Changes or Events.   Except as described herein or in the MAGIC Schedules, since April 30, 2006:

(a) MAGIC  (which includes Destination Television, Inc.)has not:  (i) amended its certificate of incorporation or bylaws; (ii) made any material change in its method of management, operation or accounting;

(b) there has not been (i) any material adverse change in the business, operations, properties, assets or condition of MAGIC (which includes Destination Television, Inc.), or (ii) any damage, destruction or loss to MAGIC (which includes Destination Television, Inc.) (whether or not covered by insurance) materially and adversely affecting the business, operations, properties, assets or condition of MAGIC (which includes Destination Television, Inc.); and

(c) to the best knowledge of MAGIC (which includes Destination Television, Inc.), it has not become subject to any law or regulation which materially and adversely affects, or in the future may adversely affect, the business, operations, properties, assets or condition of MAGIC (which includes Destination Television, Inc.).

(d) MAGIC (which includes Destination Television, Inc.) has not:  (i) borrowed or agreed to borrow any funds or incurred or become subject to, any material obligation or liability (absolute or contingent) except liabilities incurred in the ordinary course of business; (ii) paid any material obligation or liability (absolute or contingent) other than current liabilities reflected in or shown on its April 30, 2006 balance sheet and current liabilities incurred since that date in the ordinary course of business;  (iii) sold or transferred, or agreed to sell or transfer, any of its assets, properties or rights; or (iv) made or permitted any amendment or termination of any contract, agreement or license to which it is a party.

Section 2.5

Litigation and Proceedings.  Except as set forth in Schedule 1.8, there are no actions, suits or proceedings pending or, to the best of MAGIC's (which includes Destination Television, Inc.) knowledge and belief, threatened by or against or affecting MAGIC (which includes Destination Television, Inc.), at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind.

Section 2.6

No Conflict with other Instruments.   The execution of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of, or constitute an event of default under, any indenture, mortgage, deed of trust or other contract, agreement or instrument to which MAGIC (which includes Destination Television, Inc.) is a party or to which any of its properties or operations are subject.

Section 2.7

Contract Defaults.   To the best of MAGIC's knowledge and belief (which includes Destination Television, Inc.), MAGIC  (which includes Destination Television, Inc.)is not in default in any respect under the terms of any outstanding contract, agreement, lease or other commitment which is material to the business, operations, properties, assets or condition of MAGIC, and there is no event of default in any respect under any such contract, agreement, lease or other commitment in respect of which MAGIC has not taken adequate steps to prevent such a default from occurring.

Section 2.8

Governmental Authorizations.   To the best of MAGIC's knowledge (which includes Destination Television, Inc.), MAGIC (which includes Destination Television, Inc.) has all licenses, franchises, permits and other governmental authorizations that are legally required to enable it to conduct its business operations in all material respects as conducted on the date hereof.  Except for compliance with federal and state securities or corporation laws, no authorization, approval, consent or order of, or registration, declaration or filing with, any court or other governmental body is required in connection with the execution and delivery by MAGIC of the transactions contemplated hereby.

Section 2.9

Compliance with Securities Laws and Regulations.   To the best of MAGIC's knowledge and belief (which includes Destination Television, Inc.), MAGIC (which includes Destination Television, Inc.) has complied with all applicable securities statutes and regulations (including, but not limited to, ERISA, environmental laws, the Foreign Corrupt Procedures Act, and the Patriot Act, etc.) of any federal, state or other governmental entity or agency thereof.  Further, MAGIC (which includes Destination Television, Inc.) is, as of the date of this Agreement, a "reporting company" under Section 12 of the Securities Exchange Act of 1934 (the "Exchange Act"), and is current in filing all reports required to be filed pursuant to said Act.

The reports that Magic (which includes Destination Television, Inc.) has filed with the SEC have complied in all material respects with the requirements of Sarbanes-Oxley and that except as permitted by applicable law, since the enactment of Sarbanes-Oxley, Magic has not, directly or indirectly, including by its subsidiary, extended or maintained credit, arranged for the extension of credit or renewed an extension of credit in the form of a personal loan to or for the benefit any executive officer of Magic.

Magic maintains disclosure controls and procedures that are consistent with those required for reporting companies that are subject to the provisions of Rule 13a-15 or Rule 15d-15 pursuant to the Securities Exchange Act of 1934 (the "Exchange Act").

Magic maintains internal control of financial reporting (as defined in Rule 13a-15 or Rule 15d-15 pursuant to the Exchange Act, as applicable).

Section 2.10

Approval of Agreement. The board of directors of MAGIC (which includes Destination Television, Inc.) has authorized the execution and delivery of this Agreement by MAGIC  (which includes Destination Television, Inc.)and has approved the transactions contemplated hereby and the stockholders of MAGIC are not required under the laws of Delaware to approve the transactions contemplated hereby.

Section 2.11

Principals of MAGIC.  During the past five year period, no officer or director of MAGIC  (which includes Destination Television, Inc.)has been the subject of:

(a) a petition under the Federal bankruptcy laws or any other insolvency law nor has a receiver, fiscal agent or similar officer been appointed by a court for the business or property of such person, or any partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing;

(b) a conviction in a criminal proceeding or a named subject of a pending criminal proceeding (excluding traffic violations which do not relate to driving while intoxicated);

(c) any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from, or otherwise limiting, the following activities: (i) acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the United States Commodity Futures Trading Commission or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of  any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity; (ii) engaging in any type of business practice; or (iii) engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of Federal, state or other securities laws or commodities laws;

(d) any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal, state or local authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described in the preceding sub-paragraph, or to be associated with persons engaged in any such activity; or

(e) a finding by a court of competent jurisdiction in a civil action or by the SEC to have violated any securities law, regulation or decree and the judgment in such civil action or finding by the SEC has not been subsequently reversed, suspended or vacated.

Section 2.12

SEC Filings. None of MAGIC's  (which includes Destination Television, Inc.)SEC filings contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading at the time of such filings.

Section 2.13

Issuance of Magic’s Stock to Seller.  The shares of Magic’s capital stock that will be issued by it pursuant to Section 3.1 in connection with the consummation of this Acquisition, when issued, will be validly issued, fully paid and nonassessable and no shareholder of Magic will have any preemptive right of subscription or purchase regarding those shares.

Magic will not sell, offer for sale or solicit offers to purchase any of its securities that would be integrated with the issuance of the shares of its capital stock that it will issue pursuant to Section 3.1 in connection with consummation of this Acquisition in such a manner that will require the registration of those shares of its capital stock.

Section 2.14

Labor and Employment Disputes.  To the best of their knowledge, there are no labor and/or employment disputes.

Section 2.15

Sophisticated Parties.  They are sophisticated parties and have such knowledge and experience in business and financial matters that such party is capable of evaluating the risks and merits of that transaction and the results of the consummation thereof and of making an informed decision regarding the consummation of that transaction.

Section 2.16

Title and Related Matters.   Excluding any real property, which MAGIC (which includes Destination Television, Inc.) does not own, MAGIC (which includes Destination Television, Inc.) has good and marketable title to and is the sole and exclusive owner of all of its properties, interests in properties and assets (collectively, the "Assets") which are reflected in the MAGIC (which includes Destination Television, Inc.) audited and unaudited balance sheets, or are being used by MAGIC (which includes Destination Television, Inc.) but not appearing on MAGIC’s (which includes Destination Television, Inc.) balance sheets, such as intangibles and intellectual property, or acquired after that date (except properties and assets sold or otherwise disposed of since such date in the ordinary course of business), free and clear of all liens, pledges, charges or encumbrances except: (a) statutory liens or claims not yet delinquent; (b) such imperfections of title and easements as do not and will not, materially detract from or interfere with the present or proposed use of the properties subject thereto, or affected thereby, or otherwise materially impair present business operations on such properties; and (c) as described in the MAGIC (which includes Destination Television, Inc.) Schedules.  Except as set forth in the MAGIC (which includes Destination Television, Inc.) Schedules, no third party has any right to, and MAGIC (which includes Destination Television, Inc.) has not received any notice of infringement of or conflict with asserted rights of others with respect to any product, technology, data, trade secrets, know-how, proprietary techniques, trademarks, service marks, trade names or copyrights which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a materially adverse effect on the business, operations, financial conditions or income of MAGIC (which includes Destination Television, Inc.) or any material portion of its properties, assets or rights.

Section 2.17

Capitalization.   The authorized capital stock of Magic consists of (i) a total sum of forty-six million two-hundred fifty thousand (46,250,000) shares of $0.0001 par value common stock, of which 41,667,658 are issued and outstanding, and (ii) three million seven hundred (3,750,000) shares of $0.0001 par value Series B Convertible Preferred Stock, of which 3,750,000 are issued and outstanding, and are owned by Gordon Scott Venters.  Magic is the owner of all of the outstanding shares of Destination Television, Inc.  As of the Closing Date hereof (as set forth in Section 3.5), all of the outstanding shares of Destination Television, Inc. will be owned by Magic. All issued and outstanding shares are legally issued, fully paid and non-assessable, and are not issued in violation of the preemptive or other rights of any person. Magic has no other securities, warrants or options authorized or issued, except as set forth herein.

ARTICLE III

CONSIDERATION, CLOSING, AND TERMINATION

Section 3.1

Delivery of Updated Be Media Financial Statements

Be Media and Seller shall deliver to Buyer at least seven (7) days before the scheduled Closing (as defined in Section 3.5 herein) reviewed financial statements of Be Media as of June 30, 2006.

Purchase of Stock and Consideration

Buyer hereby agrees to purchase all of the outstanding shares of the capital stock of Be Media (the "Acquired Stock"), all of which is owned beneficially and of record by Mohammad R. Ahmadi; namely, 100% of the 100,000 issued and outstanding common shares of Be Media.  The Acquisition will be accomplished by all of the Acquired Stock being exchanged by the Seller at the Closing for shares of Magic Convertible Preferred Stock (“MAGIC Preferred C Shares”).   Each such Preferred share shall have voting rights equal to the same number of common shares that it is convertible into.

Computation of Seller’s Percentage Ownership of Magic Assuming No Deficit in Be Media’s Stockholders’ Equity

The precise total number of common shares into which such MAGIC Preferred C shares will be convertible, assuming that Be Media does not have any accumulated stockholder's equity deficit (i.e., no negative net worth) shall equal 49.9% of the total market capitalization of the combined company (including the MAGIC Preferred C Shares and Gordon Scott Venters' Series B preferred stock and any additional shares that may be issued prior to the Closing ). However, this 49.9% is computed before (i) the anticipated sale of Magic common shares to raise the $3,000,000 or more set forth in Sections 3.5 and 4.6 hereof, and (ii) any and all additional stock grants pursuant to this Agreement, (e.g., Global’s 2,800,000 Magic shares pursuant to Section 8.1; Neal Weinstock's 1,000,000 Magic shares pursuant to Section 8.2; and Gordon Scott Venters' 1,300,000 Magic shares pursuant to Section 4.9(e)).

The total market capitalization of the combined company shall be computed by multiplying the volume weighted average price per share ("VWAP") of Magic common stock for the twenty (20) business days prior to the date of the Closing by the sum of the Magic shares outstanding plus the equivalent Magic shares based on the 49.9% maximum number of Magic Preferred C Shares.  For the purpose of computing such total market capitalization, the shares of Magic’s convertible preferred B stock  shall be treated as if they had been converted into Magic’s common stock.   For example, if the VWAP for such time period is $0.10 per share, and  number of Magic’s outstanding shares are 50,000,000, the amount of the equivalent Magic shares based on the 49.9% maximum number of Magic Preferred C Shares is 49,800,399 shares (i.e., 50,000,000 = 50.1% of the maximum total shares of the combined company  to be outstanding (x); then the total number  of shares to be outstanding for the combined company  is computed as follows: x/.501= 50,000,000, therefore x=99,800,399, and the amount of equivalent Magic shares based on the 49.9% maximum is  49,800,399, or 99,800,399 less 50,000,000).  Therefore, the total market capitalization of the combined company would be $9,980,039 (i.e., 99,800,399 shares times the VWAP of $0.10 per share).

Adjustment of the Amount of Magic’s Stock to Be Received by Seller Based Upon the Amount of Be Media’s Deficit in its  Stockholder’s Equity as of June 30, 2006.

The total number of common shares to be issued upon conversion of the MAGIC Preferred C Shares, as described in the paragraph above, shall be reduced by the number of Magic common shares that equal the result of dividing the adjusted June 30, 2006 accumulated stockholder’s equity deficit of Be Media by the VWAP for the twenty (20) business days prior to the Closing. For example, assuming that the VWAP of Magic's stock for the 20 business days prior to the Closing is $0.10 per share; that the total number of Magic common and convertible preferred shares issued and outstanding as of the Closing is 50,000,000; and Be Media's adjusted net stockholder's equity deficit (after adjustment for the imputed gross profit of uncompleted contracts and the elimination of Be Media’s indebtedness to Seller) is $500,000, then Seller's Magic Preferred C Shares will be convertible into 44,800,399 Magic shares, or  47.3 % of the Magic's then  total outstanding shares, i.e.,94,800,399 computed as follows: 50,000,000 = 50.1% of the maximum total shares to be outstanding (x); which is computed as follows: x/.501= 50,000,000, therefore x=99,800,399. The total maximum shares to Seller = 99,800,399 minus 50,000,000, or 49,800,399. From that number of shares, the assumed adjusted shareholder’s equity deficit of $500,000 divided by the assumed VWAP of $0.10 per share equals 5,000,000 shares (i.e.,500.000/.10 = 5,000,000).  The number of shares then to be issued to Seller is 49,800,399 minus 5,000,000,or  44,800,399, which is 47.3% of the total then outstanding shares (i.e., 44,800,399/94,800,399=.473) .

The adjusted Be Media stockholder's equity deficit shall be the stockholder's equity deficit as presented on the June 30, 2006 balance sheet of Be Media, which was formally reviewed by Kabani & Company, Inc. in accordance with generally accepted accounting principles; to be adjusted for an imputed 35% gross profit margin on Be Media contracts that have commenced but have not been completed at June 30, 2006; and further adjusted by the elimination of Be Media's total indebtedness to Seller, which shall be forever released and forgiven by Seller.. At the Closing,  Seller shall have the option, but not the obligation, to contribute cash to Be Media to  reduce any of the remaining adjusted Be Media shareholder’s equity deficit.

Section 3.2

Restricted Shares.

(a) None of the MAGIC Preferred C Shares to be issued to the Seller, as described in Section 3.1, shall, at the time of Closing, be registered under Federal securities laws but, rather, shall be issued pursuant to an exemption therefrom and be considered "restricted stock" within the meaning of Rule 144 promulgated under the Securities Act of 1933, as amended (the "Act").  All of such shares shall bear a legend worded substantially as follows: "The shares represented by this certificate have not been registered under the Securities Act of 1933 (the "Act") and are `restricted securities' as that term is defined in Rule 144 under the Act.  The shares may not be offered for sale, sold or otherwise transferred except pursuant to an exemption from registration under the Act, the availability of which is to be established to the satisfaction of the Company."  Magic will prepare and file any and all notices that are necessary or appropriate to perfect or evidence each exemption from the registration or qualification requirements of applicable federal and state securities laws relating the issuance of those shares of its capital stock to Seller pursuant to Section 3.1 of this Agreement.

(b) The transfer agent of MAGIC shall annotate its records to reflect the restrictions on transfer embodied in the legend set forth above.

Section 3.3

Tax Treatment.  The transaction contemplated hereby is intended to qualify as a so-called "tax-free" reorganization under the provisions of Section 368 of the Internal Revenue Code.  MAGIC, Be Media, and Seller acknowledge, however, that they each have been represented by their own tax advisors in connection with this transaction; that neither has made any representation or warranty to the other with respect to the treatment of such transaction or the effect thereof under applicable tax laws, regulations, or interpretations; and that no attorney's opinion or private revenue ruling has been obtained with respect to the effects thereof under the Internal Revenue Code of 1986, as amended.

Section 3.4

Events Prior to Closing.   Upon execution hereof or as soon thereafter as practical, management of MAGIC and Be Media shall execute, acknowledge and deliver (or shall cause to be executed, acknowledged and delivered) any and all certificates, opinions, financial statements, schedules, agreements, resolutions, rulings or other instruments required by this Agreement to be so delivered, together with such other items as may be reasonably requested by the parties hereto and their respective legal counsel in order to effectuate or evidence the transactions contemplated hereby, subject only to the conditions to Closing referenced hereinbelow.

Section 3.5

Closing.   Unless this Agreement shall have been terminated pursuant to Section 3.6 herein, a Closing of the transactions contemplated by this Agreement (the "Closing") shall be held at the offices of Be Media on September 15, 2006, or on such other date as may be mutually agreed upon in writing (the "Closing Date").

Conditions to the Closing of the Acquisition. The Closing of this Agreement will be subject to the following conditions:

(a)  Magic (i) having raised on terms and conditions satisfactory to Magic, from the offer and sale of its equity securities, in a transaction not involving a public offering, that amount, which, after the payment of applicable expenses and fees, results in Magic receiving $3,000,000 (the "Net Proceeds"); and (ii) having distributed $1,000,000 of the Net Proceeds to Be Media, $1,000,000 to Magic, and $1,000,000 to Destination Television, Inc.

(b)  Except as otherwise approved in writing by the parties, there shall not have been any material adverse change in the operations or business (financial or otherwise) of Be Media or Magic.

(c)  There shall not be any pending or threatened litigation regarding the transactions contemplated hereby.

(d)  Magic's shareholders shall have approved an increase in Magic's authorized common shares to two hundred million (200,000,000) shares.

Closing Deliveries.  At the Closing:

 (a)  Seller will deliver to MAGIC:

        (i)  common stock share certificates of Be Media representing all of the issued and outstanding shares of Be Media, duly endorsed for transfer to MAGIC, with a Medallion guarantee;

              (ii)   the Seller's Closing Certificate (pursuant to Section 5.3 herein); and

              (iii)  the Seller' Investment Letter (pursuant to Section 5.5 herein).

 (b)   MAGIC will deliver to Seller:

        (i)   the MAGIC Preferred C Shares (pursuant to Section 3.1 herein);

        (ii)   the MAGIC Officer's Certificate (pursuant to Section 6.2 herein); and

        (iii)  the MAGIC Directors' Certificate (pursuant to Section 6.2 herein).

Section 3.6

Methods of Termination.  This Agreement may be terminated and the transactions herein contemplated may be abandoned at any time upon notice to the other party on or prior to the Closing Date:

(a) by mutual written consent of MAGIC and Seller;

(b) By MAGIC if any condition in Article V herein has not been satisfied as of the Closing Date or if satisfaction of such a condition by such date is or becomes impossible (other than through the failure of MAGIC to comply with its obligations under this Agreement), and MAGIC has not waived such condition in writing on or before such date;

(c) By Be Media or Seller if any condition in Article VI herein has not been satisfied as of the Closing Date or if satisfaction of such a condition by such date is or becomes impossible (other than through the failure of Be Media and/or Seller to comply with its obligations under this Agreement), and Be Media or Seller has not waived such condition in writing on or before such date; or

(d) By either MAGIC or Seller, if the Closing shall not have occurred on or before the Closing Date or the Termination Date, as applicable; provided, however, that the right to terminate this Agreement under this Section 3.6(d) shall not be available to any party whose failure to fulfill any obligation under this Agreement, has been the cause of or resulted in, the failure of the Closing Date to occur on or before the Termination Date.

(e) by the board of directors of either MAGIC or BE MEDIA at any time prior to the Closing Date if (i) there shall be any action or proceeding before any court or any governmental body which shall seek to restrain, prohibit or invalidate the transactions contemplated by this Agreement and which, in the judgment of such board of directors, made in good faith and based on the advice of its legal counsel, makes it inadvisable to proceed with the exchange contemplated by this Agreement; or (ii) any of the transactions contemplated hereby are disapproved by any regulatory authority whose approval is required to consummate such transactions.

Effect of Termination.

(a) Each party's right of termination under this Section 3.6 is in addition to any other rights it may have under this Agreement or otherwise, and the exercise of such right of termination will not be an election of remedies.  If this Agreement is terminated pursuant to this Section 3.6, no party hereto shall have any liability or further obligation to any other party to this Agreement, except that the obligations of the parties in this Section 3.6 and all of the sections of Article 8 will survive;  provided, however , that if this Agreement is terminated because of a breach of this Agreement by the non-terminating party or because one or more of the conditions to the terminating party's obligations under this Agreement is not satisfied as a result of the non-terminating party's failure to comply with its obligations under this Agreement, the terminating party may at its option enforce its rights against such breaching or defaulting party and seek any legal or equitable remedies which may be available, including without limitation specific performance.

(b) In the event of termination pursuant to this Section 3.6, each party shall redeliver all documents and other material of any other party relating to the transactions contemplated hereby, whether obtained before or after the execution hereof, to the party furnishing the same.

ARTICLE IV

SPECIAL COVENANTS

Section 4.1

Access to Properties and Records.   Upon reasonable prior notice to Be Media and during Be Media's normal business hours, Be Media will afford to the officers and authorized representatives of MAGIC full access to the properties, books and records of Be Media, in order that MAGIC may have full opportunity to make such reasonable investigation as it shall desire to make of the affairs of Be Media, and Be Media and Seller will furnish MAGIC with such additional financial and operating data and other information as to the business and properties of Be Media, as MAGIC shall from time to time reasonably request.

Section 4.2

Information for MAGIC Public Reports.   Be Media and Seller will furnish MAGIC with all information concerning Be Media, including all financial statements, required for inclusion in any registration statement or public report intended to be filed by MAGIC pursuant to the Securities Act of 1933, the Exchange Act, or any other applicable federal or state law.  Be Media and Seller covenant that all information so furnished, including the financial statements described in Section 1.4, shall be true and correct in all material respects without omission of any material fact required to make the information stated not misleading.  Notwithstanding any language to the contrary in this Section 4.2 or otherwise in this Agreement, each of the parties hereto shall consult with the other before issuing any press release or otherwise making any public statement or making any other public disclosure relating to this Agreement or the transactions contemplated hereby, and neither shall issue any such press release or make any such statement or disclosure without the prior approval of the other, which approval shall not be unreasonably withheld, except as may be required by law.

Section 4.3

Third Party Consents.   MAGIC, Be Media, and Seller agree to cooperate with each other in order to obtain any required third party consents to this Agreement and the transactions herein contemplated.

Section 4.4

Actions Prior to Closing.

(a) From and after the date of this Agreement until the Closing Date and except as set forth in the MAGIC or Be Media Schedules or as permitted or contemplated by this Agreement, the parties hereto will each use its best efforts to (i) carry on its business in substantially the same manner as it has heretofore; (ii) maintain and keep its properties in states of good repair and condition as at present, except for depreciation due to ordinary wear and tear and damage due to casualty; (iii) maintain in full force and effect insurance comparable in amount and in scope of coverage to that now maintained by it; (iv) perform in all material respects all of its obligations under material contracts, leases and instruments relating to or affecting its assets, properties and business; (v) maintain and preserve its business organization intact, retain its key employees and maintain its relationship with its material suppliers and customers; and (vi) fully comply with and perform in all material respects all obligations and duties imposed on it by all federal and state laws and all rules, regulations and orders imposed by federal or state governmental authorities.

(b) From and after the date of this Agreement until the Closing Date, Magic, Destination Television, Inc., Be Media, and Seller each agree that it will not, without the prior written consent of the other parties (i) except as otherwise specifically set forth herein, make any change in its charter documents; (ii) declare or pay any dividend on its outstanding shares of capital stock, except as may otherwise be required by law, or effect any stock split or otherwise change its capitalization, except as provided herein; (iii) enter into or amend any employment, severance or similar agreements or arrangements with any directors or officers; (iv) confer or award any options, warrants, conversion rights or other rights not existing on the date hereof to acquire any shares of its capital stock;  (v) purchase or redeem any shares of its capital stock, except as disclosed herein; or (vi) directly or indirectly, increase the compensation paid by that party to any of that party’s employees, directors, or officers.

(c) Between the date of this Agreement and the Closing Date, each of the parties hereto, to the extent applicable, will use their best efforts to cause the Closing conditions in Articles 5 and 6 to be satisfied.

Section 4.5

Indemnification.

(a) Be Media and the Seller hereby agree to indemnify MAGIC and each of the officers, agents and directors of MAGIC as of the date of execution of this Agreement against any loss, liability, claim, damage or expense (including, but not limited to, any and all expense whatsoever reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened or any claim whatsoever), to which it or they may become subject arising out of or based on any (i) inaccuracy appearing in or misrepresentation made in this Agreement by Be Media or the Seller, or (ii) breach of any covenant or obligation of Be Media or the Seller in this Agreement or in any Schedule delivered by Be Media or Seller pursuant to this Agreement.  Except as may be specifically provided elsewhere in this Agreement, the indemnification provided for in this paragraph shall survive the Closing and consummation of the transactions contemplated hereby and termination of this Agreement.

(b) MAGIC  hereby agrees to indemnify Be Media and each of the officers, agents, current members of Be Media as of the Closing Date against any loss, liability, claim, damage or expense (including, but not limited to, any and all expense whatsoever reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened or any claim whatsoever), to which it or they may become subject arising out of or based on any (i) inaccuracy appearing in or misrepresentation made in this Agreement by MAGIC, or (ii) breach of any covenant or obligation of MAGIC in this Agreement.  Except as specifically provided elsewhere in this Agreement, the indemnification provided for in this Section shall survive the Closing and consummation of the transactions contemplated hereby and termination of this Agreement.

Section 4.6

Anticipated Additional Financing.

 Magic shall use it best efforts to prepare and file with the SEC a registration statement on Form SB-2 no later than 120 days after the Closing, which shall be used (i) to register certain securities which will be offered for sale by Magic for financing purposes and (ii) to register for sale or other disposition by the selling shareholders specified therein of those shares of Magic’s common stock held by them and registered for such sale or disposition.  Those selling shareholders shall include, but are not necessarily limited to, Mohammad Ahmadi, Gordon Scott Venters, Neal Weinstock, and Global Capital LLC (or its designee).  The number of shares of Magic’s common stock that will be registered by that registration statement shall be (i) 4,000,000 for Mohammad Ahmadi; (ii) 1,300,000 for Gordon Scott Venters; (iii) 1,000,000 shares for Neal Weinstock: and (iv) 2,800,000 shares for Global Capital LLC, or its designee,  At such time as that registration statement is declared effective with the SEC, those shareholders shall be entitled to sell or otherwise dispose of their shares of Magic’s common stock, on the terms and subject to the conditions and limitations specified in that registration statement; provided, however, notwithstanding the number of such shares registered for Mohammad Ahmadi and Gordon Scott Venters and the effectiveness of such registration statement, Mohammad Ahmadi and Gordon Scott Venters, and each of them, shall only sell or otherwise dispose of that number of those shares, during such time as such registration statement is effective, as they would be permitted to sell or otherwise dispose of (as affiliates or control persons) pursuant to the provisions of  Rule 144 promulgated pursuant to the Securities Act of 1933, as from time to time amended.  The parties acknowledge and agree that any underwriter or other person performing similar functions for Magic may demand that, the registration of their shares of Magic’s common stock notwithstanding, the parties not sell those shares for some period of time, to accommodate one or more financing transactions for Magic.

Section 4.7

Relocation of Magic’s Headquarters.

Magic's headquarters will move to El Segundo, California.  Be Media and Destination Television, Inc. will share equally the actual out-of-pocket expenses incurred in moving Magic's staff and equipment to Be Media's El Segundo, California office.

Section 4.8

Employment of Gordon Scott Venters.

(a)  The parties will use their best efforts to ensure that Gordon Scott Venters will be the Chairman of the Board and a director of Magic for a three (3) year term commencing upon the Closing of the Acquisition.

(b)  Gordon Scott Venters' existing employment agreement will be extended for an additional -- three years at the current compensation structure. The agreement will be assignable to Destination Television, Inc. (and guaranteed by Magic) upon the Closing of the Acquisition.

(c)  Gordon Scott Venters will receive options to acquire up to two million (2,000,000) additional shares of Magic Media Networks, Inc., on terms and conditions to be determined by Magic's Compensation Committee.

(d)  Gordon Scott Venters will be President and CEO of Destination Television, Inc. when his Magic employment agreement dated November 1, 2004 is assigned to Destination Television, Inc.

(e)  Because of Mr. Gordon Scott Venters performance during fiscal 2006, the current Board of Directors of Magic has agreed to issue him 1,300,000 restricted common shares of Magic Media Networks, Inc. pursuant to Rule 144 upon execution of this Agreement.  Gordon Scott Venters agrees not to sell more than 10% of such stock per calendar month, notwithstanding the effectiveness of any  Registration Statement covering such stock.  Gordon Scott Venters also agrees to comply with all Federal and state securities laws, rules, and regulations governing any sales of such stock.

Section 4.9

Employment of Mohammad R. Ahmadi.

(a)  Immediately after the Closing, Mohammad R. Ahmadi will be President and CEO of Magic Media Networks, Inc., as well as continuing to be President and CEO of Be Media.

(b)  The parties shall use their best efforts to ensure that Mohammad R. Ahmadi will be an officer (President and CEO) and a director for a three (3) year term commencing upon the Closing of the Acquisition.

(c)  Mohammad R. Ahmadi's employment agreement shall be the same as the remaining term and conditions as Gordon Scott Venters' existing employment agreement, except that his annual salary shall be two hundred fifty thousand dollars ($250,000).

(d)  Mohammad R. Ahmadi will receive the same options as granted to Gordon Scott Venters to acquire up to two million (2,000,000) additional shares of Magic Media Networks, Inc., on terms and conditions to be determined by Magic's Compensation Committee.

Section 4.10

Board Representation, Audit Committee, and Compensation Committee.

(a) Immediately after the Closing, Magic shall have a five (5) person board of directors, of which Gordon Scott Venters and Mohammad R. Ahmadi shall be two members.  Messrs. Venters and Ahmadi shall agree on the other three directors, of which two shall be independent.

(b)  The Audit Committee shall have at least two members composed of the independent members of the board of directors.

(c)  The Compensation Committee shall have three members, of which two shall be independent.  These two members shall select the third member.

Section 4.11

Use of Magic’s $100,000 of Restricted Cash Only for Payment of Payroll Taxes.

The parties will use Magic’s $100,000 of cash, which will remain restricted for the payment of Magic’s past due payroll taxes, only for the payment of such taxes.

ARTICLE V

CONDITIONS PRECEDENT TO OBLIGATIONS OF MAGIC

The obligations of MAGIC under this Agreement are subject to the satisfaction, at or before the Closing Date, of all of (i) the following conditions, and (ii) the conditions set forth in Section 3.5 hereof (any of which may be waived by MAGIC in writing, in whole or in part):

Section 5.1

Accuracy of Representations.   The representations and warranties made by Be Media and the Seller in this Agreement were true when made and shall be true in all material respects at the Closing Date with the same force and effect as if such representations and warranties were made at the Closing Date (except for changes therein permitted by this Agreement), and Be Media and the Seller shall have performed or complied with all covenants and conditions required by this Agreement to be performed or complied with by Be Media and the Seller prior to or at the Closing. As further set forth in Section 5.3 herein, MAGIC shall be furnished with a certificate, signed by a duly authorized officer of Be Media and dated the Closing Date, to the foregoing effect.

Section 5.2

Shareholder Approval. The Shareholder of Be Media (i.e., Seller) shall have approved this Agreement and the transactions contemplated thereby by executing a letter to such effect dated as of the Closing Date.

Section 5.3

Officer's Certificate.   MAGIC shall have been furnished with a certificate (the "Be Media's Closing Certificate") dated the Closing Date and signed by Seller to the effect that:  (a) the representations and warranties of Be Media and the Seller set forth in the Agreement and in all Schedules furnished in connection herewith are in all material respects true and correct as if made on the Closing Date; (b) Be Media and the Seller have performed all covenants, satisfied all conditions, and complied with all other terms and provisions of this Agreement to be performed, satisfied or complied with by it as of the Closing Date; (c) since the date of Be Media's reviewed Balance Sheet of June 30, 2006, and other than as previously disclosed to MAGIC in writing, Be Media has not entered into any material transaction other than transactions which are usual and in the ordinary course of its business; and (d) no litigation, proceeding, investigation or inquiry is pending or, to the best knowledge of Be Media  and Seller, threatened, which might result in an action to enjoin or prevent the consummation of the transactions contemplated by this Agreement or, to the extent not disclosed in the Be Media Schedules, by or against Be Media which might result in any material adverse change in any of the assets, properties, business or operations of Be Media.

Section 5.4

No Material Adverse Change.   Prior to the Closing Date, there shall not have occurred any material adverse change in the financial condition, business or operations of Be Media, nor shall any event have occurred which, with the lapse of time or the giving of notice, may cause or create any material adverse change in the financial condition, business or operations of Be Media.

Section 5.5

Investment Letters.  MAGIC shall have received from the Seller a letter commonly known as an "investment letter" (the "Seller' Investment Letter") agreeing that the MAGIC Preferred C Shares to be received pursuant to the Acquisition are, among other things, being acquired for investment purposes and not with a view to public resale, are being acquired for the investor's own account, and that the Shares are restricted and may not be resold without registration, except in reliance of an exemption therefrom under the Securities Act of 1933.

Section 5.6

Other Items.   MAGIC shall have received from Be Media and the Seller such further documents, certificates or instruments relating to the transactions contemplated hereby as MAGIC may reasonably request.

Section 5.7

Seller's Performance.  All of the covenants and obligations that Be Media and the Seller are required to perform or to comply with pursuant to this Agreement at or prior to the Closing must have been duly performed and complied with in all material respects.  Each document required to be delivered by Be Media and the Seller at the Closing pursuant to Section 3.5 herein must have been delivered.

ARTICLE VI

CONDITIONS PRECEDENT TO OBLIGATIONS OF BE MEDIA AND SELLER

The obligations of Be Media and Seller under this Agreement are subject to the satisfaction, at or before the Closing Date (unless otherwise indicated herein), of all of (i) the following conditions, and (ii) the conditions set forth in Section 3.5 hereof (any of which may be waived by Be Media or Seller in writing, in whole or in part):

Section 6.1

Accuracy of Representations.   The representations and warranties made by MAGIC in this Agreement were true when made and shall be true in all material respects as of the Closing Date (except for changes therein permitted by this Agreement) with the same force and effect as if such representations and warranties were made at and as of the Closing Date, and MAGIC shall have performed and complied with all covenants and conditions required by this Agreement to be performed or complied with by MAGIC prior to or at the Closing.  As further set forth in Section 6.2 herein, Be Media shall have been furnished with a certificate, signed by a duly authorized executive officer of MAGIC and dated the Closing Date, to the foregoing effect.

Section 6.2

 Closing Certificates.   Seller shall be furnished with a certificate (the "MAGIC Officer's Certificate") dated the Closing Date and signed by a duly authorized officer of MAGIC to the effect that:  (a) the representations and warranties of MAGIC set forth in the Agreement and in all Exhibits, Schedules and other documents furnished in connection herewith are in all material respects true and correct as if made on the Closing Date; (b) MAGIC has performed all covenants, satisfied all conditions, and complied with all other terms and provisions of the Agreement to be performed, satisfied or complied with by it as of the Closing Date; and (c) no litigation, proceeding, investigation or inquiry is pending or, to the best knowledge of MAGIC, threatened, which might result in an action to enjoin or prevent the consummation of the transactions contemplated by this Agreement or, to the extent not disclosed in the MAGIC Schedules,  by or against MAGIC which might result in any material adverse change in any of the assets, properties, business or operations of MAGIC. At the Closing, Seller shall also be furnished with a certificate (the "MAGIC Directors' Certificate") dated as of the Closing Date and signed by the secretary of MAGIC to the effect that the transactions contemplated by this Agreement have been adopted, ratified, confirmed and approved in all respects by the board of directors of MAGIC.

Section 6.3

No Material Adverse Change.   Prior to the Closing Date, there shall not have occurred any material adverse change in the financial condition, business or operations of, nor shall any event have occurred which, with the lapse of time or the giving of notice, may cause or create any material adverse change in the financial condition, business or operations of, MAGIC.

Section 6.4

Issuance of Shares to Seller.  The MAGIC Preferred C Shares of restricted stock to be issued to the Seller at Closing will be validly issued, nonassessable, and fully paid under Delaware corporation law and will be issued in a nonpublic transaction in compliance with all federal, state and applicable securities laws.

Section 6.5

Compliance with Reporting Requirements.   As of the Closing Date, MAGIC shall be current in and in compliance with all requirements of all filings required to be tendered to the Securities and Exchange Commission pursuant to the Exchange Act.

Section 6.6

Other Items.   Be Media and Seller shall have received from MAGIC such further documents, certificates, or instruments relating to the transactions contemplated hereby as Be Media and Seller may reasonably request.

Section 6.7

MAGIC's Performance.  All of the covenants and obligations that MAGIC is required to perform or to comply with pursuant to this Agreement at or prior to the Closing must have been duly performed and complied with in all material respects.  Each document required to be delivered by MAGIC at the Closing pursuant to Section 3.5 herein must have been delivered.

ARTICLE VII

POST CLOSING COVENANTS

Section 7.1

Financial Statements.  After the Closing, MAGIC shall timely file a current report on Form 8-K to report the Reorganization.  In addition, for a period of 12 months following the Closing, MAGIC shall use its commercially reasonable efforts to timely file all reports and other documents required to be filed by MAGIC under the Securities Exchange Act of 1934.

ARTICLE VIII

MISCELLANEOUS

Section 8.1

Brokers, and Finders.   Each party hereto hereby represents and warrants that it is under no obligation, express or implied, to pay certain finders in connection with the bringing of the parties together in the negotiation, execution, or consummation of this Agreement.

Notwithstanding the above, in the event thatthis anticipated Acquisition closes  Global Capital Group, LLC of Alexandria, Virginia, or its designee, (" Global") will receive a finder's fee of 2,800,000 restricted Magic common shares.  Global was the sole procuring entity whose initial introduction of the parties to each other, and further facilitation, was responsible for the existence of this Agreement.  These Global shares shall have the same SB-2 registration rights and other restrictions as all of the other shares registered pursuant to Section 4.6 above.  Global agrees not to sell more than 10% of such stock per calendar month, notwithstanding the effectiveness of any Registration Statement that may cover such stock.  Global also agrees to comply with all Federal and state securities laws, rules, and regulations governing any sales of such stock.

The parties each agree to indemnify the other(s) against any claim by any third person not listed above for any commission, brokerage or finder's fee or other payment with respect to this Agreement or the transactions contemplated hereby based on any alleged agreement or understanding between the indemnifying party and such third person, whether express or implied from the actions of the indemnifying party.

Section 8.2

Stock Payment to Neal Weinstock  for Services.

In consideration of services rendered, and to be rendered, by Neal Weinstock as set forth in the August --, 2006 Agreement, Schedule 1.6  attached hereto, Neal Weinstock will receive 1,000,000 Magic restricted common shares upon the Closing of this Acquisition.  These shares shall have the same SB-2 registration rights and other restrictions as all of the other shares registered pursuant to Section 4.6 above.  Neal Weinstock agrees not to sell more than 10% of such stock per calendar month, notwithstanding the effectiveness of any  Registration Statement that may cover such stock.  Neal Weinstock also agrees to comply with all Federal and state securities laws, rules, and regulations governing any sales of such stock.

Section 8.3

Law, Forum and Jurisdiction.   This Agreement shall be construed and interpreted in accordance with the internal substantive laws of the State of California, without regard to conflicts of laws principles.  Each of the parties hereto hereby irrevocably submit to the jurisdiction of any Florida state or federal court sitting in Broward County, Florida over any action arising out of or relating to this Agreement.

Section 8.4

Notices.   Any notices or other communications required or permitted hereunder shall be sufficiently given if personally delivered to it or sent by registered mail or certified mail, return receipt requested, postage prepaid, addressed as follows:

If to MAGIC:	Gordon Scott Venters Magic Media Networks, Inc. 530 North Federal Highway Fort Lauderdale, FL 33301
If to Be Media:	Integrated Media Systems, Inc. 655 Hawaii Street El Segundo, CA 90245
If to Seller	Mohammad R. Ahmadi C/O Integrated Media Systems, Inc. 655 Hawaii Street El Segundo, CA 90245

or such other addresses as shall be furnished in writing by any party in the manner for giving notices hereunder, and any such notice or communication shall be deemed to have been given as of the date so delivered or mailed.

Section 8.5

Attorneys' Fees.   In the event that any party institutes any action or suit to enforce this Agreement or to secure relief from any default hereunder or breach hereof, the breaching party or parties shall reimburse the non-breaching party or parties for all costs, including reasonable attorneys' fees incurred in connection therewith and in enforcing or collecting any judgment rendered therein.

Section 8.6

Confidentiality.   Except as otherwise required by law, all proprietary information concerning a party provided to the other parties (oral, written or otherwise), including all documents and copies of documents or papers containing proprietary information ("Evaluation Information") will be kept in confidence by the receiving party.  The party receiving such Evaluation Information will take reasonable steps necessary to ensure the confidentiality of the Evaluation Information by itself, its employees, agents, consultants, advisors and affiliates.  Evaluation Information does not include information that (i) is or becomes generally available to the public other than as a result of an unauthorized disclosure by the receiving party or its affiliates or representatives; (ii) was within or comes into the receiving party's possession, provided that the source of such information was not known by the receiving party to be bound by a confidentiality agreement with, or other contractual, legal, or fiduciary obligation of confidentiality to the party providing the information; (iii) is disclosed by the receiving party to others with the consent of the other party; or (iv) is independently developed by the receiving party.  Notwithstanding the foregoing, any party hereto may make a disclosure of confidential information if said disclosure is ordered by any arbitrator, court or governmental authority, provided that the disclosing party provide the other party with immediate prior written notice of such order so that the other party may seek a protective order or other appropriate remedy and/or waive compliance with the terms of this Section 8.5  Each of the parties hereto acknowledges and agrees that the other party's confidential information constitutes valuable, proprietary, special and unique assets, and that any breach or threatened breach of this Section 8.5 would cause irreparable injury for which money damages would be an inadequate remedy.  Accordingly, the injured party shall be entitled, without any requirement for security or the posting of any bond, to specific performance and injunctive and other equitable relief from the breach or threatened breach of any such covenant, in addition to and not in limitation of any other legal or equitable remedies which may be available.  The confidentiality provisions of this Section 8.5 shall survive any termination of this Agreement indefinitely.

Section 8.7

Force Majuere.  Each party’s obligations herein under shall be extended during the time period (not to exceed thirty (30) days) of any force majuere which prevents such party’s performance, except for the payment of monies due,

Section 8.8

Entire Agreement. This Agreement constitutes the full and entire understanding and agreement between the parties with regard to the subjects hereof.  Any and all prior oral or written agreements among the parties relative to the specific subject matter hereof are superseded by this Agreement.

Section 8.9

Survival; Termination.   Except as otherwise provided herein, the representations, warranties and covenants of the respective parties shall survive the Closing Date and the consummation of the transactions herein contemplated.

Section 8.10

Counterparts, Facsimile Execution.   This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.  One or more counterparts of this Agreement may be delivered via facsimile with the intention that they shall have the same effect as an original executed counterpart hereof.  The signature of any party thereon, for purposes hereof, is to be considered as an original signature, and the document transmitted is to be considered to have the same binding effect as an original signature on an original document.  At the request of any party, a fax or telecopy document is to be re-executed in original form by the parties who executed the facsimile or telecopy document.

Section 8.11

Amendment or Waiver.   Every right and remedy provided herein shall be cumulative with every other right and remedy, whether conferred herein, at law, or in equity, and may be enforced concurrently herewith, and no waiver by any party of the performance of any obligation by the other shall be construed as a waiver of the same or any other default then, theretofore, or thereafter occurring or existing.  At any time prior to the Closing Date, this Agreement may be amended only by a writing signed by all parties hereto, with respect to any of the terms contained herein, and any term or condition of this Agreement may be waived or the time for performance hereof may be extended only by a writing signed by the party or parties for whose benefit the provision is intended.

Section 8.12

Incorporation of Recitals.   All of the recitals hereof are incorporated by this reference and are made a part hereof as though set forth at length herein.

Section 8.13

Expenses.   Each party herein shall bear all of their respective costs and expenses, including, but not limited to, accounting and legal fees, incurred in connection with the negotiation of this Agreement and in the consummation of the transactions provided for herein and the preparation therefor.

Section 8.14

Headings; Context.   The headings of the sections and paragraphs contained in this Agreement are for convenience of reference only and do not form a part hereof and in no way modify, interpret or construe the meaning of this Agreement.

Section 8.15

Benefit.   This Agreement shall be binding upon and shall inure only to the benefit of the parties hereto, and their permitted assigns hereunder.  This Agreement shall not be assigned by any party without the prior written consent of the other party.

Section 8.16

Severability.   In the event that any particular provision or provisions of this Agreement or the other agreements contained herein shall for any reason hereafter be determined to be unenforceable, or in violation of any law, governmental order or regulation, such unenforceability or violation shall not affect the remaining provisions of such agreements, which shall continue in full force and effect and be binding upon the respective parties hereto.

Section 8.17

Further Assurances.  At any time, and from time to time, after the Closing Date, each party will execute such additional instruments and take such action as may be reasonably requested by the other party to confirm or perfect title to any property transferred hereunder or otherwise to carry out the intent and purposes of this Agreement.  Each party will update and provide to each other party, when and as necessary or appropriate, such party's disclosure schedule.

Section 8.18

Execution Knowing and Voluntary.   In executing this Agreement, the parties severally acknowledge and represent that each:  (a) has fully and carefully read and considered this Agreement; (b) has been or has had the opportunity to be fully apprised by its attorneys of the legal effect and meaning of this document and all terms and conditions hereof; and (c) is executing this Agreement voluntarily, free from any influence, coercion or duress of any kind.

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers, hereunto duly authorized, and entered into as of the date first above written.

Global Capital Group, LLC	Magic Media Networks, Inc.,
a Delaware corporation

By: Norman Gross
Its: Managing Partner	By: Gordon Scott Venters
Its: President and CEO

Neal Weinstock	Integrated Media Systems, Inc.
a California corporation

Seller, Mohammad R. Ahmadi
By: Mohammad R. Ahmadi
Its: President and CEO

Destination Television, Inc.,
A Florida corporation

Gordon Scott Venters	By: Gordon Scott Venters
Individually	Its: President and CEO